Exhibit 10.26

Execution Copy

INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and between

ADVANCED TISSUES SCIENCES, INC.

and

SKINMEDICA, INC.

1

INTELLECTUAL PROPERTY LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY LICENSE AGREEMENT (“Agreement”), is made by and between Advanced Tissue Sciences, Inc., a Delaware corporation (“ATS”) and SkinMedica, Inc., a Delaware Corporation (“SkinMedica”).

WHEREAS, ATS and SkinMedica are parties to an Asset Purchase Agreement dated as of January 6, 2003(“APA”);

WHEREAS, under the terms of the APA, ATS has retained certain United States and foreign patents or licenses to such patents which have been used or held for use in or relate to the Business in the Territory as those terms are defined in the APA; and

WHEREAS, under the terms of the Section 7.10 of the APA, SkinMedica is to have exclusive rights to use the Retained Patent and Sublicensed Patent in the Territory.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the APA, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS.

Unless otherwise defined herein, each capitalized term used in this Agreement that is defined in the APA shall have the meaning specified for such term in the APA.

“APA” shall have the meaning attributed to that term in the first recital on page 1.

“ATS Field of Use” means those businesses other than the Business.

“ATS Intellectual Property” means the Retained Patent and Sublicensed Patent.

“Inamed” shall have the meaning attributed to that term in Section 5.6.

“Inamed Agreement” shall have the meaning attributed to that term in Section 5.6.

“Indemnifying Party” shall have the meaning attributed to that term in Section 7.2.

“Liabilities” shall have the meaning attributed to that term in Section 7.1.

“Licensed Product(s)” means any product, article, composition, component or system that: (i) embodies or is covered in whole or in part by a claim in an issued and unexpired patent that is included in the ATS Intellectual Property; or (ii) is manufactured by using a process or is employed to practice a process which embodies or is covered, in whole or in part, by a claim in an issued and unexpired patent that is included in the ATS Intellectual Property; or (iii) is manufactured by using, employs or otherwise embodies Trade Secrets of the Business within the Territory.

“Retained Patent” means United States Patent No. 4,963,489 (the “489 Patent”) and all other United States patent applications and patents, all international applications, and all foreign applications and foreign patents, including all divisions, renewals, continuations, continuations-in-part, extensions, substitutions or equivalent international intellectual property assets, owned in part or in whole by Seller, that claim priority from the 489 Patent, or that claim subject matter necessary to make, use, offer for sale, sell or import any material, substance or composition, or any combination of the foregoing (including, without limitation, the Product) to the extent necessary to operate the Business in the Territory, other than the Method Patent.

“S&N” shall have the meaning attributed to that term in Section 2.1.

“S&N Agreement” shall have the meaning attributed to that term in Section 2.1.

“S&N Business” means: (i) the business of developing, manufacturing, marketing and selling Dermagraft®, TransCyte® and other products developed from the same technology for the medical care and treatment of skin tissue wounds on humans, including diabetic foot ulcers, pressure ulcers, venous ulcers, burns (partial thickness and full thickness), cosmetic surgery for skin tissue defects or post-surgical skin tissue or post-trauma skin tissue rehabilitation (but not cosmetic surgery for the enhancement of normal skin tissue (e.g., chemical peels and laser resurfacing)) and ostomy applications; and (ii) the business of developing, and potentially manufacturing, marketing and selling cartilage based tissue modification, repair or replacement products for use in the repair or replacement of tissue attached to and/or part of the musculoskeletal system.

“Sublicensed Patent” means: (i) United States Patent No. 5,266,480 (the “480 Patent”); (ii) all continuation-in-part applications and the resulting patents issued therefrom to the extent directed to subject matter specifically described in the 480 Patent; and (iii) all continuations, divisions, reissues, or extensions of any of the foregoing.

ARTICLE II.

LICENSE.

2.1. Exclusive License For Business. Effective as of the Closing Date: (i) ATS hereby grants to SkinMedica an exclusive, worldwide, perpetual, royalty-free license to the Retained Patent and the Sublicensed Patent within the Territory only, with the right to assign and sublicense (as set forth in Section 2.2), to make, have made, use, sell, offer for sale, import and export Licensed Products. SkinMedica acknowledges and agrees that the foregoing license grant for the Sublicensed Patent is based solely on the rights granted to ATS under the Sublicensed Patent as described in the Business Intellectual Property License Agreement by and between Smith & Nephew Wound Management (La Jolla), f/k/a Dermagraft Joint Venture and T.J. Smith & Nephew Limited on the one hand (collectively, “S&N”), and ATS on the other hand, dated November 22, 2002 (the “S&N Agreement”), a copy of which is attached hereto as Exhibit A. SkinMedica further acknowledges and agrees that to the extent that any term or condition of this Agreement is inconsistent with any term or condition of the S&N Agreement as in effect on the date hereof, the S&N Agreement shall control.

2.2. Right to Assign or Sublicense. SkinMedica shall have the right to assign any license granted under Section 2.1 to one or more third parties other than to a competitor of S&N or its Affiliates in the S&N Business. Otherwise, SkinMedica’s rights to assign any of the rights granted hereunder shall be governed by the provisions of Section 11.2. SkinMedica shall have the right to sublicense any of the rights licensed hereunder to one or more third parties other than to a competitor of S&N or its Affiliates in the S&N Business. SkinMedica shall be responsible for all activities of its sublicensees with respect to the rights sublicensed.

2.3. Limitations and Acknowledgements. No license or right to use, either express or implied, is granted hereunder by ATS to SkinMedica with respect to the ATS Intellectual Property except as expressly set forth in this Article 2. SkinMedica hereby acknowledges and agrees that, by and between the parties, all right, title and interest in and to the ATS Intellectual Property shall belong to ATS, and that SkinMedica’s rights therein shall be limited to those license rights granted pursuant to this Agreement. SkinMedica further acknowledges and agrees that it is bound by all the terms and conditions of the S&N Agreement related to the Sublicensed Patent. By entering into this Agreement, SkinMedica shall acquire no ownership interest in the ATS Intellectual Property. Except in the exercise of its rights under Section 5.3, SkinMedica shall not take any action that jeopardizes the proprietary rights of S&N, ATS or their Affiliates in the ATS Intellectual Property.

2.4. Patent Marking. SkinMedica shall use commercially reasonable efforts to place appropriate patent notices on all Licensed Products. If in the judgment of SkinMedica it is impractical to so mark any such product, then SkinMedica shall use commercially reasonable efforts to so mark the packages, containers, or documentation distributed with the Licensed Product. On request, SkinMedica shall provide to ATS representative samples of patent markings used by such party. In the event ATS reasonably believes that SkinMedica has not properly marked any Licensed Product, ATS shall notify SkinMedica and identify those products that it believes are not properly marked, the patents covering such products, and the reasons for ATS’s belief.

2.5. Covenant To Take No Action. Subject to the terms and conditions of this Agreement, ATS agrees that it and its Affiliates will take no action under any intellectual property rights of ATS or its Affiliates that exist as of the Closing Date to prevent SkinMedica from making, having made, using, selling, offering for sale, importing or exporting the Licensed Products in the Territory.

ARTICLE III.

MAINTENANCE AND SUPPORT OF ATS INTELLECTUAL PROPERTY.

3.1. Maintenance. ATS shall have the right, but not the obligation, at its expense, to pay all maintenance fees for the ATS Intellectual Property, maintain the existence and present status of the ATS Intellectual Property, and prosecute all pending applications for patents included within the ATS Intellectual Property. If ATS: (i) elects not to pay any applicable maintenance fees, (ii) elects not to prosecute any applications, or (iii) otherwise fails to maintain its ownership interest in any patent or application included within the ATS Intellectual Property, then ATS shall provide notice to SkinMedica thereof at least thirty (30) days prior to the operative date for payment, prosecution or other action. SkinMedica shall then have the option to pay the fee, or prosecute or maintain the patent or application that is the subject of the notice. If SkinMedica wishes to exercise this option, it shall notify ATS within ten (10) days following the date of the notice from ATS, and tender with the notice any fee that may be required to maintain the patent or prosecute the pending application (including agents or attorneys fees) or otherwise maintain the ownership interest. Thereafter, ATS shall pay such fee or take such action as may be required to prosecute or maintain the patent right in question. ATS shall continue to maintain all right, title and interest in and to the particular patent or application that is the subject of any option exercised by ATS under this Section 3.1.

3.2. Cooperation. SkinMedica agrees to make its employees reasonably available to assist ATS in the preparation, prosecution, maintenance, and protection of applications and patents included within the ATS Intellectual Property, and to execute any and all oaths, declarations, assignments, affidavits, powers of attorney and any other papers in connection therewith. Such assistance and cooperation shall include, but not be limited to, communicating to S&N, ATS, their Affiliates or to their successors, assigns and legal representatives, any relevant facts known to the employees of SkinMedica the patent right in question, and testifying in any legal proceedings, signing all lawful papers, executing provisional applications, divisional applications, continuation applications, continuation-in-part applications, reissues, reexaminations, PCT applications, statutory invention registrations, and making all other lawful oaths and declarations.

ARTICLE IV.

TRADEMARK RIGHTS.

SkinMedica shall have no right or license to use any trademark, trade name, logo or other mark of ATS other than as set forth in the APA. SkinMedica shall have no right or license to use any trademark, trade name, logo or other mark of S&N under any circumstance whatsoever. Except as may be required in connection with any manufacturing services which may be provided by S&N, SkinMedica shall not make any representation, express or implied, that S&N, ATS or their Affiliates are the source of any product of SkinMedica.

ARTICLE V.

ENFORCEMENT PROCEEDINGS.

5.1. Notice of Infringing Activities. In the event that a party becomes aware of the actual or threatened infringement by a third party of any ATS Intellectual Property anywhere in the world, such party shall promptly notify the other in writing.

5.2. Infringement of ATS Intellectual Property in the ATS Field of Use. ATS shall at all times have the right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce the ATS Intellectual Property throughout the world against any unauthorized use within the ATS Field of Use, including the filing and prosecution of patent litigation. If ATS elects to pursue a claim, it shall have sole and absolute discretion to engage legal counsel, control the litigation, retain any damages awarded, or settle the matter and retain the proceeds of the settlement. SkinMedica may be added as a nominal party to the proceeding, as necessary. SkinMedica shall assist ATS and cooperate in any litigation that ensues with respect to such infringement when and as reasonably requested by ATS and at ATS’s expense. Notwithstanding anything contained herein to the contrary, ATS shall not have the right to license the ATS Intellectual Property in the field of the Business in connection with settlement of an enforcement action against a third party without the consent of SkinMedica, which consent shall not be unreasonably withheld or delayed.

5.3. Infringement of ATS Intellectual Property in the Business Field. SkinMedica shall at all times have the right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce the ATS Intellectual Property throughout the Territory against any unauthorized use within the field of the Business, including the filing and prosecution of patent litigation. If SkinMedica elects to pursue a claim, it shall have sole and absolute discretion to engage legal counsel, control the litigation, retain any damages awarded, or settle the matter and retain the proceeds of the settlement. ATS shall assist SkinMedica and cooperate in any litigation that ensues with respect to such infringement when and as reasonably requested by SkinMedica and at SkinMedica’s expense, including joining SkinMedica as a party in the litigation. Notwithstanding anything contained herein to the contrary, SkinMedica shall not have the right to license the ATS Intellectual Property for any business outside the Territory in connection with settlement of an enforcement action against a third party without the consent of ATS, which consent shall not be unreasonably withheld or delayed.

5.4. Joint Enforcement Action. If the parties desire and agree to joint participation in any infringement suit or other enforcement action with respect to any of the ATS Intellectual Property, the respective responsibilities of the parties, and their contributions to the costs and participation in any recoveries, will be agreed upon in writing prior to undertaking such joint enforcement action.

5.5. Status of Activities. Each party shall keep the other party informed of the status of its activities regarding any litigation or settlement thereof concerning the ATS Intellectual Property.

5.6. Inamed Claim to Method Patent. To the extent that the PCT Application No. PCT/US00/13016 which is part of the Method Patent issues with claims related to the process of extracting soluble human collagen, SkinMedica agrees to grant to Inamed Corporation (“Inamed”) a royalty-free, exclusive, worldwide license to such claims for Inamed’s licensed fields of use under the License Agreement between ATS and Inamed dated May 10, 1999, as amended prior to the date hereof, a copy of which is attached hereto as Exhibit B (the “Inamed Agreement”). ATS represents and warrants to SkinMedica that the form of Inamed Agreement provided to SkinMedica and attached as Exhibit B is a true, correct, complete and current copy of such agreement, as amended prior to the date hereof; provided, however, that the Inamed Agreement is expected to be modified to address patent assignment issues related to S&N and may be assigned in whole or in part to a third party, but, in no event, will the field of use thereunder be expanded.

ARTICLE VI.

SUBLICENSE MATTERS.

6.1. Representations and Warranties. ATS represents and warrants to SkinMedica that the form of S&N Agreement provided to SkinMedica and attached as Exhibit A is a true, correct, complete and current copy of such agreement and that as of the date hereof ATS is not a party to any other agreements, amendments, or other written or oral understandings or commitments that would affect or alter the terms of the S&N Agreement. As of the date hereof, the S&N Agreement has not been terminated and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms; except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. ATS has performed all of its required obligations under, and to its knowledge, is not in violation or breach of or default under, the S&N Agreement. To the knowledge of ATS, the other parties to the S&N Agreement are not in violation or breach of, or default under, the S&N Agreement.

6.2. Covenants.

(a) ATS shall not terminate, modify or waive any term of the S&N Agreement or Inamed Agreement in a manner that would be inconsistent with, or would otherwise adversely affect, the rights of SkinMedica under this Agreement.

(b) ATS agrees that that in connection with any and all future asset sales, licensing transactions or other divestitures, that ATS shall not enter into any agreement or take any action that would adversely affect the rights of SkinMedica under this Agreement.

(c) ATS shall use its reasonable efforts to facilitate a replacement license agreement between S&N and SkinMedica to provide for the direct license of the Sublicensed Patent (and, if S&N should acquire the Retained Patent, the direct license of the Retained Patent) by S&N to SkinMedica on terms generally consistent with this Agreement and the S&N Agreement.

6.3. Consent to S&N License. Notwithstanding the exclusivity requirements of the license set forth in the S&N Agreement, ATS hereby consents to S&N’s grant of a replacement license to SkinMedica with respect to the Territory as contemplated in Section 6.2(c) above.

ARTICLE VII.

INDEMNIFICATION.

7.1. Indemnification by SkinMedica. SkinMedica agrees to indemnify, defend, and hold ATS, and its directors, officers, employees, representatives and agents harmless from and against any and all claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including reasonable attorneys’ and other professional fees and other costs of litigation) (collectively, “Liabilities”), arising out of or attributable to: (i) the design, marketing, sale or use by SkinMedica of any product embodying or covered by the ATS Intellectual Property; (ii) the gross negligence or willful misconduct of SkinMedica in connection with this Agreement; or (iii) any material breach of any covenant or obligation of SkinMedica under this Agreement; provided, however, that such indemnification shall not apply to any Liabilities to the extent directly attributable to the negligence, gross negligence, intentional misconduct or breach of this Agreement by ATS.

7.2. Indemnification Procedures. In the event that ATS intends to claim indemnification pursuant to Section 7.1, ATS shall promptly notify SkinMedica subject to the indemnification obligation (“Indemnifying Party”) in writing of the alleged Liability, provided that the failure to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnifying Party’s ability to defend against the claim, suit or proceeding. The Indemnifying Party shall have the sole right to control the defense and settlement of the Liability, provided that: (i) the Indemnifying Party may not consent to imposition of any obligation or restriction on ATS in any settlement unless mutually agreed among ATS and the Indemnifying Party; (ii) the Indemnifying Party shall keep ATS fully informed and permit ATS to participate (at ATS’ expense) as ATS may reasonably request; and (iii) the ATS may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnifying Party declines to defend against such claim, suit or proceeding, or otherwise fails to take responsibility therefor. ATS shall cooperate with the Indemnifying Party and its legal representatives in the investigation of any Liability. Except as provided otherwise in this Section 7.2, the ATS shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the Indemnifying Party.

ARTICLE VIII.

DISCLAIMER OF ALL WARRANTIES.

EXCEPT AS SET FORTH IN THE APA, THE ATS INTELLECTUAL PROPERTY IS LICENSED HEREUNDER “AS IS” AND “WITH ALL FAULTS.” EXCEPT AS SET FORTH

IN THE APA, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE ATS INTELLECTUAL PROPERTY, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY ATS, ITS AGENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

ARTICLE IX.

NO DAMAGES.

EXCEPT FOR BREACH OF ARTICLE VI, UNDER NO CIRCUMSTANCES WILL A PARTY BE LIABLE FOR DAMAGES OF ANY KIND, WHETHER COMPENSATORY OR GENERAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL, OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON ANY USE OF THE ATS INTELLECTUAL PROPERTY, CLAIMS OF ATS’S OR SKINMEDICA’S END-USER CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, USE OF MONEY OR USE OF THE ATS INTELLECTUAL PROPERTY, INTERRUPTION IN USE OR AVAILABILITY OF ANY PRODUCT, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, REGARDLESS OF WHETHER A LIMITED REMEDY IS DEEMED TO FAIL ITS ESSENTIAL PURPOSE. THIS ARTICLE WILL NOT APPLY ONLY WHEN AND TO THE EXTENT THAT APPLICABLE LAW SPECIFICALLY REQUIRES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION. THE FOREGOING DISCLAIMERS AND LIMITATIONS OF LIABILITY ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE ROYALTY-FREE LICENSE AND SHALL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWABLE BY LAW.[SEE ABOVE COMMENT]

ARTICLE X.

TERM.

This Agreement shall be effective and be deemed to be entered into as of the Closing Date. The term of this Agreement will be for the duration of the last to expire patent included within the ATS Intellectual Property, and may not be terminated except as expressly provided herein. The license granted with respect to any patent included within the ATS Intellectual Property shall be for the duration of the patent in the country in which it is issued.

ARTICLE XI.

MISCELLANEOUS PROVISIONS.

11.1. Independent Contractors. The relationship of ATS and SkinMedica established by this Agreement is that of independent contractors, and nothing herein shall be construed to: (i) give a party the power to direct or control the day-to-day activities of another party; (ii) constitute the parties as partners, principal and agent, employer and employee, co-owners or franchiser and franchisee; or (iii) allow a party to create or assume any obligation on behalf of another party for any purpose whatsoever. Except as otherwise set forth herein, all financial and other obligations associated with each party’s businesses are the sole responsibility of such party.

11.2. Assignment. Subject to Section 6.2(b), ATS may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder to a third party without the prior approval of SkinMedica. Except as set forth in Section 2.2, SkinMedica may not assign, delegate or otherwise transfer this Agreement or any of their rights or obligations hereunder to a third party without S&N’s or ATS’s prior approval, which approval shall not be unreasonably withheld or delayed, provided SkinMedica may assign this Agreement without such approval to an Affiliate, or to a purchaser of all or substantially all of the assets of the business to which this Agreement relates.

11.3. Amendment or Modification. No alteration, amendment, waiver, cancellation or any other changes in any term or condition of this Agreement shall be valid or binding on a party unless the same shall have been mutually assented to in writing by all parties.

11.4. Waiver. The failure of a party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the another party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter. The express waiver by a party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

11.5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested (if available), overnight mail with a nationally recognized overnight mail courier, or sent by telex, facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to the person indicated below, or at such other address or person for which such party gives notice hereunder. Notices will be deemed given three (3) business days after deposit in the U.S. Mail, one (1) business day after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by telex, facsimile or similar communication, as applicable.

If to SkinMedica:

SkinMedica, Inc.

5909 Sea Lion Place, Suite H

Carlsbad, CA 92008

Attn: Chief Executive Officer

Fax: (760) 268-0981

with a copy to:

Latham & Watkins

12636 High Bluff Drive, Suite 300

San Diego, CA 92130

Attn: Scott N. Wolfe, Esq.

Fax: (858) 523-5450

If to ATS:

Advanced Tissue Sciences, Inc.

10520 Wateridge Circle

San Diego, CA 92121

Attn: Corporate Counsel

Fax: (858) 452-6841

with a copy to:

Craig H. Millet, Esq.

Gibson, Dunn & Crutcher, LLP

4 Park Plaza, Suite 1800

Irvine, CA 92614

Fax: (949) 475-4651

and a copy to:

Faye H. Russell, Esq.

Clifford Chance US LLP

3811 Valley Centre Drive, Suite 200

San Diego, CA 92130

Fax: (858) 720-3501

11.6. Severability. If any section, paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

11.7. Governing Law. This Agreement will be construed in accordance with, and governed by, the laws of the State of California, U.S.A., excluding conflicts of law rules.

11.8. Entire Agreement. The terms and conditions herein contained and the provisions of the APA related to the ATS Intellectual Property, constitute the entire agreement between the parties and supersede and terminate all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. To the extent that any term or condition of this Agreement is inconsistent with any term or condition of the APA, this Agreement shall control.

11.9. Interpretation. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Reference to the singular includes the plural and reference to the plural includes the singular, according to the context. Reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute shall include any amendments thereto, any successor statutes and all regulations, rulings and orders promulgated thereunder, in effect at any applicable date of determination. Except as otherwise stated, reference to Articles, Sections, Exhibits, paragraphs and recitals means the Articles, Sections, Exhibits, paragraphs and recitals of this Agreement. For purposes of this Agreement, (i) the words “including” or “includes” or similar terms used herein shall be deemed to be followed by the words “without limitation”, whether or not such additional words are actually set forth herein, and (ii) the words “herein”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole.

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IN WITNESS WHEREOF, ATS and SkinMedica have caused this Agreement to be executed by their duly authorized representatives identified below.

SKINMEDICA, INC.		ADVANCED TISSUE SCIENCES, INC.

By:	/s/ Rex Bright	By:	/s/ Mark Gergen
Name:	Rex Bright	Name:	Mark Gergen
Title:	President and CEO	Title:	CRO
Date:	March 21, 2003	Date:	March 19, 2003